                                                                   Exhibit  16.1

                                Morgan & Company
                              Chartered Accountants

July 15, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
20549 USA

Dear Sirs:

RE:  RELATIONSERVE MEDIA, INC.
     (FORMERLY CHUBASCO RESOURCES CORP.)
     COMMISSION FILE NO. 333-119632
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We have read the statements that we understand  RelationServe  Media,  Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such  statements  made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

Morgan & Company

Chartered Accountants